Exhibit 99.8

Med Diversifed, Inc.

Case No. 02-88564

Reporting Period:  April 30, 2004

Schedule of Cash Receipts and Disbursements

Item (in 000’s)	Payroll - Comerica 6376	Payroll - Bank of America	Current Month	Cumulative
			Actual	Actual

Cash Balance Beginning	$—	$56,194	$56,194	$561,824

Recepits
Cash sales			—	—
Accounts Receivable			—	—
Loans and Advances			—	—
Sale of Assets			—	—
Other - Cash Transfers from Related Companies	102,938	—	102,938	1,872,461
Total Receipts	102,938	—	102,938	1,872,461

Disbursements
Net Payroll	(102,938)	—	(102,938)	(1,815,584)
Payroll Taxes			—	—
Sales, Use and Other Taxes			—	—
Inventory Purchases			—	—
Rents and Lease Payments			—	—
Insurance			—	—
Administrative & Selling			—	(1,036)
Breakout for CDSI Case File #02-88565			—	(560,724)
Other - Cash Transfers from Related Companies			—	—
Bank Charges		(91)	(91)	(837)
U.S. Trustee Fees			—	—
Court Costs			—	—
Total Disbursements	(102,938)	(91)	(103,029)	(2,378,181)

Net Cash Flow	—	(91)	(91)	(505,720)

Cash End of Month	$—	$56,103	$56,103	$56,103

Med Diversified, Inc.

Case #02-88564

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended April 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$—

Net Revenues	—	—

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	—

General and administrative expenses:
Personnel costs	186,522	3,370,193
Occupancy costs	22,434	392,380
Bad debt expense	—	—
Other	126,529	107,323

Total General and Administrative Expenses	335,485	3,869,896

Loss from Operations	(335,485)	(3,869,896)

Other Expenses (Income):
Interest expense	334,250	5,632,370
Depreciation and amortization	8,961	203,943
Other expense (income)	(163,706)	658,134

Other Expenses - Net	179,505	6,494,447

(Loss) Income before Reorganization Items	(514,990)	(10,364,343)

Reorganization Items:
Professional fees	230,375	4,371,046
Other	65,447	795,985

Reorganization Expenses - Net	295,822	5,167,031

Loss Before Income Tax Provision	(810,812)	(15,531,374)

Income Tax Provision	—	—

Net Loss	(810,812)	(15,531,374)

Med Diversified Inc.

Case No. 02-88564

April 30, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$56,103	$52,528
Due from Subsidiaries/Related Parties	(11,429,176)	541,051
Prepaid Expenses and Other Current Assets	466,911	781,410
Total Current Assets	$(10,906,162)	$1,374,989

Property, Plant and Equipment-Net	$97,962	$282,089

Other Assets

Goodwill (net)	$—	$85,938,126
Restricted Cash	—	509,296
Investments	101,958,021	24,201,828
Other Intangibles	—	4,206,543
Deposits	13,200	385,942
Total Other Assets	$101,971,221	$115,241,735

Total Assets	$91,163,021	$116,898,813

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$2,986,329	$283
Accrued Payroll and Benefit Costs	452,725	31,741
Accrued Other and Other Liabilities	549,705
Total Post-Petition Liabilities	$3,988,759	$32,024

Liabilities Under Compromise
Unsecured Debt	$13,160,333	$18,670,348
Secured Debt	54,496,589	57,300,000
Accounts Payable	5,452,361	6,372,077
Accrued Payroll and Benefit Costs	1,385,136	3,198,544
Accrued Other	23,892,360	21,603,449
Related Party Debt/Liability	29,457,537	36,442,840
Total Pre-Petition Liabilities	$127,844,316	$143,587,258

Total Liabilities	$131,833,075	$143,619,282

Equity
Common stock	$148,666	$148,666
Additional Paid in Capital	427,047,153	426,839,095
Common Stock Options	377,250	528,150
Deferred Compensation	—	(125,750)
Treasury Stock	(1,366,047)	(1,366,047)
Stock Subscriptions	(4,400,000)	(4,400,000)
Translation Loss	63,665	63,665
Accumulated Deficit	(462,540,741)	(448,408,248)
Total Equity	$(40,670,054)	$(26,720,469)

Total Liabilities & Equity	$91,163,021	$116,898,813

Med Diversified, Inc.

Case No. 02-88564

April 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(574,289)	$(416,970)	$(379,402)	$(1,596,275)	$(2,966,936)
Accrued AP	(19,393)	—	—	—	(19,393)
Accrued Salaries	(32,913)	—	—	—	(32,913)
Accrued Incentive Comp	—	—	—	—	—
Accrued PTO	(132,382)	—	—	—	(132,382)
Accrued Expenses	(137,426)	—	—	—	(137,426)
Accrued Fringe Benefits	(282,430)	—	—	—	(282,430)
Accrued Payroll Taxes	(5,000)				(5,000)
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	—	—	—	—	—
Professional Fees	(412,279)	—	—	—	(412,279)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(1,596,112)	$(416,970)	$(379,402)	$(1,596,275)	$(3,988,759)

1)         Post Petition Accounts Payable to be paid in subsequent check runs in future months based on AP vendor terms and BK court agreements. As of April 30, 2044 included in AP is approximately $2.7 million of invoiced Bankruptcy and General Professional Fees

2)         Post Petition Salaries were paid in May in accordance with established payroll cycle.

3)         Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

4)         Accrued Expense primarily represents printing accrual and accrual for board fees.

5)         Accrued Fringe benefits represents 2.5 month accrual for time lag in actual health claims processing and QTR settlement

6)         Accrued payroll taxes represents estimated Employer taxes on accrued payroll to be paid in May

7)         Professional fees represent unbilled fee accrual for BK professional services, general legal and audit fees